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                                                                 Exhibit 23.12



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-3 of HFS Incorporated dated December 4, 1996 of our report dated May 17, 1996, except for the note on capital stock as to which the date is June 24, 1996 with respect to the consolidated balance sheets of PHH Corporation and subsidiaries as of April 30, 1996 and 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended April 30, 1996, which report appears in the Form 8-K/A of HFS Incorporated dated December 4, 1996. We also consent to the reference to our firm under the heading "Experts" in the prospectus.

Our report contains an explanatory paragraph that states that the company adopted the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in 1996.



                                                  /s/ KPMG Peat Marwick LLP
                                                  _________________________
                                                      KPMG Peat Marwick LLP



Baltimore, Maryland
December 4, 1996